Exhibit 99.1

DANAHER CORPORATION REPORTS RECORD FOURTH QUARTER AND 2004 RESULTS

WASHINGTON, D.C., January 27, 2005 — Danaher Corporation (NYSE:DHR) announced today results for the fourth quarter and year ended December 31, 2004. Net earnings for the fourth quarter of 2004 were $217.7 million, or $0.67 per diluted share, a 26% increase compared with $169.9 million, or $0.53 per diluted share for the fourth quarter of 2003. The prior year’s net earnings included a gain related to the curtailment of the Company’s cash balance pension plan of $0.05 per share. Excluding this gain, earnings per diluted share for the fourth quarter of 2004, increased 40% over the comparable period for 2003. Sales for the 2004 fourth quarter were $1,979.6 million compared to $1,488.8 million for the fourth quarter of 2003, an increase of 33%.

Net earnings for the full year 2004 were $746 million, or $2.30 per diluted share, a 36% increase, compared with $536.8 million, or $1.69 per diluted share for 2003. Sales for 2004 were $6,889.3 million compared to $5,293.9million in 2003, an increase of 30%.

The Company also announced today that it has expanded its reporting to three segments. The three segments are Professional Instrumentation, Industrial Technologies and Tools and Components. The Professional Instrumentation segment will include the Environmental, Medical Technology and Electronic Test platforms. The Industrial Technologies segment will include the Motion and Product Identification platforms as well as our focused niche businesses previously included in the Process/Environmental Controls segment. The Tools and Components segment will remain unchanged.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “We are pleased to report record fourth quarter and full year results. The 33% sales increase included an 8.5% increase in sales from existing businesses as we experienced strong gains across all three of our segments. We have again achieved record cash flow with 2004 operating cash flow of $1033.2 million, a 20% increase over the 2003 level of $861.5 million. 2004 was an outstanding year and we remain optimistic about the opportunities ahead in 2005.”

Danaher Corporation is a leading manufacturer, specializing in Professional Instrumentation, Industrial Technologies and Tools and Components. (www.danaher.com)

Statements in this release, including the attachments to this release, that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include risks and uncertainties relating to customer and supplier relationships and prices, competition, market demand, litigation and other contingent liabilities, the integration and operation of acquired businesses, and economic, political, governmental and technological factors affecting the Company’s operations, markets, products, services and prices, among others, as set forth in the Company’s SEC filings.

Please contact:

Andy Wilson

Vice President, Investor Relations

Danaher Corporation

2099 Pennsylvania Avenue

Washington, D.C. 20006

Telephone: (202) 828-0850

Fax: (202) 828-0860

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except per share amounts)

	Quarter Ended		Year Ended
	12/31/04	12/31/03	12/31/04	12/31/03
Net sales	$1,979,580	$1,488,778	$6,889,301	$5,293,876

Cost of sales	1,143,878	884,499	3,996,636	3,154,809
Selling, general and administrative	521,739	364,670	1,795,673	1,316,357
(Gains) losses on sale of real estate and other assets	(2,041)	83	(8,141)	(785)
Gain on pension plan curtailment	—	(22,500)	—	(22,500)

Total operating expenses	1,663,576	1,226,752	5,784,168	4,447,881

Operating profit	316,004	262,026	1,105,133	845,995

Interest expense	(14,199)	(15,046)	(54,984)	(59,049)
Interest income	2,711	2,941	7,568	10,089

Earnings before income taxes	304,516	249,921	1,057,717	797,035
Income taxes	86,786	79,975	311,717	260,201

Net earnings	$217,730	$169,946	$746,000	$536,834

Net earnings per share:
Basic	$0.70	$0.55	$2.41	$1.75

Diluted	$0.67	$0.53	$2.30	$1.69

Average common stock and common equivalent shares outstanding:

Basic	309,498	307,968	308,964	306,792
Diluted	329,083	325,268	327,701	323,140

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	As of December 31,
	2004	2003
ASSETS
Current assets:
Cash and equivalents	$609,115	$1,230,156
Trade accounts receivable, less allowance for doubtful accounts	1,231,065	868,097
Inventories	703,996	536,227
Prepaid expenses and other	374,514	307,671

Total current assets	2,918,690	2,942,151

Property, plant and equipment, net	752,966	573,365
Other assets	91,705	32,562
Goodwill	3,970,269	3,064,109
Other intangible assets, net	760,263	277,863

Total assets	$8,493,893	$6,890,050

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable and current portion of long-term debt	$424,763	$14,385
Trade accounts payable	612,066	472,994
Accrued expenses	1,165,457	892,624

Total current liabilities	2,202,286	1,380,003

Other liabilities	746,390	578,840
Long-term debt	925,535	1,284,498
Stockholders’ equity:
Common stock, one cent par value; 1,000,000 shares authorized; 336,946 and 335,388 issued; 308,920 and 307,362 outstanding	3,369	1,677
Additional paid-in capital	1,052,154	999,786
Accumulated other comprehensive income	116,037	(74,607)
Retained earnings	3,448,122	2,719,853

Total stockholders’ equity	4,619,682	3,646,709

Total liabilities and stockholders’ equity	$8,493,893	$6,890,050

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended
	12/31/04	12/31/03
Cash flows from operating activities:
Net earnings	$746,000	$536,834
Depreciation and amortization	156,128	133,436
Change in trade accounts receivable	(110,007)	1,505
Change in inventories	65,528	21,061
Change in accounts payable	65,315	58,209
Change in accrued expenses and other liabilities	135,616	72,097
Change in prepaid expenses and other assets	(25,364)	38,402

Total operating cash flows	1,033,216	861,544

Cash flows from investing activities:
Payments for additions to property, plant and equipment	(115,906)	(80,343)
Proceeds from disposals of property, plant and equipment	30,894	12,926
Cash paid for acquisitions	(1,591,719)	(312,283)
Proceeds from divestitures	43,100	11,648

Net cash used in investing activities	(1,633,631)	(368,052)

Cash flows from financing activities:
Proceeds from issuance of common stock	45,957	50,497
Dividends paid	(17,731)	(15,326)
Proceeds from debt borrowings	130,000	5,262
Debt repayments	(196,281)	(150,771)

Net cash used in financing activities	(38,055)	(110,338)

Effect of exchange rate changes on cash	17,429	36,539

Net change in cash and equivalents	(621,041)	419,693

Beginning balance of cash and equivalents	1,230,156	810,463

Ending balance of cash and equivalents	$609,115	$1,230,156

These statements are presented for reference only. The final audited statements will include footnotes, which should be referenced when available, to more fully understand the contents of these statements.

DANAHER CORPORATION AND SUBSIDIARIES

SEGMENT INFORMATION

(in thousands)

2004 Segment Presentation

	Quarter Ended		Year Ended
	12/31/04	12/31/03	12/31/04	12/31/03
Sales

Professional Instrumentation	$934,804	$547,992	$2,915,690	$1,916,014
Industrial Technologies	699,272	601,965	2,667,354	2,180,672
Tools and Components	345,504	338,821	1,306,257	1,197,190

	$1,979,580	$1,488,778	$6,889,301	$5,293,876

Operating Profit

Professional Instrumentation	$171,023	$109,195	$544,005	$357,529
Industrial Technologies	106,089	90,191	393,521	316,814
Tools and Components	48,976	47,017	198,251	173,821
Other	(10,084)	(6,877)	(30,644)	(24,669)
Gain on Pension Plan Curtailment	—	22,500	—	22,500

	$316,004	$262,026	$1,105,133	$845,995

Operating Margins

Professional Instrumentation	18.3%	19.9%	18.7%	18.7%
Industrial Technologies	15.2%	15.0%	14.8%	14.5%
Tools and Components	14.2%	13.9%	15.2%	14.5%

Total	16.0%	17.6%	16.0%	16.0%

Historical Segment Presentation

	Quarter Ended		Year Ended
	12/31/04	12/31/03	12/31/04	12/31/03
Sales

Process/Environmental Controls	$1,634,076	$1,149,957	$5,583,044	$4,096,686
Tools and Components	345,504	338,821	1,306,257	1,197,190

	$1,979,580	$1,488,778	$6,889,301	$5,293,876

Operating Profit

Process/Environmental Controls	$277,112	$199,386	$937,526	$674,343
Tools and Components	48,976	47,017	198,251	173,821
Other	(10,084)	(6,877)	(30,644)	(24,669)
Gain on Pension Plan Curtailment	—	22,500	—	22,500

	$316,004	$262,026	$1,105,133	$845,995

Operating Margins

Process/Environmental Controls	17.0%	17.3%	16.8%	16.5%
Tools and Components	14.2%	13.9%	15.2%	14.5%

Total	16.0%	17.6%	16.0%	16.0%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands, except per share amounts)

Impact on Earnings and Earnings Per Share of Pension Curtailment

		Quarter Ended			Year Ended
		12/31/04	12/31/03	% Var.	12/31/04	12/31/03
Net Earnings as reported		$217,730	$169,946		$746,000	$536,834
Interest Add- Back - Lyons		2,168	2,122		8,598	8,412

Total- as reported	A	$219,898	$172,068		$754,598	$545,246

Gain on Pension Curtailment, Net of Tax		—	(14,600)		—	(14,600)

Total- pro forma - excluding pension curtailment gain	B	$219,898	$157,468	40%	$754,598	$530,646

Average Common Stock and Common Stock Equivalent Shares Outstanding	C	329,083	325,268		327,701	323,140
Diluted Earnings Per Share:
as reported	A/C	$0.67	$0.53	26%	$2.30	$1.69

Pro forma - excluding pension curtailment gain	B/C	$0.67	$0.48	40%	$2.30	$1.64

Impact on Operating Profit Excluding Gain on Pension Curtailment

	Quarter Ended			Year Ended
	12/31/04	12/31/03	% Var.	12/31/04	12/31/03	% Var.
Operating Profit as reported	$316,004	$262,026		$1,105,133	$845,995

Gain on Pension Curtailment	—	(22,500)		—	(22,500)

Total- pro forma - excluding pension curtailment gain	$316,004	$239,526	32%	$1,105,133	$823,495	34%

NOTE: The Company recorded a curtailment gain in 2003 as a result of freezing the ongoing contributions to its Cash Balance Pension Plan effective December 31, 2003. The Company has calculated the Earnings Per Share growth and increase in Operating Profit excluding the curtailment gain. Management believes this is a more accurate comparison of year over year earnings and operating profit improvement since inclusion of this gain abnormally impacts fourth quarter and full year results in 2003 and distorts the comparison with the current period results.

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.